Science Dynamics subsidiary acquires certain business assets and liabilities of an Audio/Visual Technology Company with Projected
                2003 Revenues of Over $6 Million.

CHERRY HILL, N.J., April 8, 2003/PRNewswire/ -- Science Dynamics Corporation, SciDyn, (OTCBB: SIDY), a leading developer of advanced telecommunications solutions, announces that its subsidiary, M3 Acquisition Corp. (M3) has acquired certain business assets and liabilities of Modern Mass Media, Inc. (MMM), a privately held company based in Florham Park, NJ. The acquisition builds on SciDyn's core competencies and helps diversify its product offering.

Specializing in providing audio/video technology to corporate clients, MMM offerings include consultation, custom engineering, facility design, audio/visual products, installation, testing, user training and repair service. Established in 1970, it has served hundreds of clients over the years, including a large number of Fortune 1000 companies with offices on the East Coast. MMM produced revenues of approximately $5 million in 2002 and SciDyn believes that M3 is on track to produce revenues in excess of $6 Million on an annualized basis.

Key members of MMM's senior management, including former president Chip DelCoro, will remain with the company. Mr. DelCoro stated, "I am excited about this opportunity to add our resources and potential to that of SciDyn. With the continued pressure on corporations to limit business travel, we see a growing demand for our videoconference products. As the new VP of Sales, I look forward to offering our combined client base an expanded range of services while retaining consistency in the sales team."

"Both SciDyn and Modern Mass Media have long histories of innovation and customer service." stated Alan Bashforth, SciDyn CEO and President. "We believe that this acquisition is a win-win proposition for both parties and should boost SciDyn's consolidated 2003 revenues substantially".
David Grin, Fund Manager of Laurus Fund stated, "We are impressed by the combination of Modern Mass Media and SciDyn and are excited to continue our long-term relationship with SciDyn through financial arrangements. We feel the combined management team will successfully generate substantial long-term shareholder value through the many opportunities created by this acquisition".
The agreement between SciDyn, M3 and MMM was closed on March 31, 2003. The terms and conditions of this acquisition will be filed in a subsequent Form 8K filing.

About Science Dynamics Corporation

Headquartered in Cherry Hill, New Jersey, Science Dynamics Corporation (SciDyn) is a developer of telecommunications solutions. SciDyn's IP telephony products enable the seamless connection between traditional circuit switch-based networks and the next generation of packet-based networks. Products include: The IntegratorC-2000(R) series of IP Telephony Gateways, the Commander Call Control System, the MinuteMan Calling Card/Billing System and the VFX-200 series of Video over Frame Relay devices. For more information, please visit SciDyn's website at http://www.scidyn.com.

About Modern Mass Media, Inc.

MMM is a leading East Coast provider of audio/visual services to a wide range of corporate and government clients. In addition to its corporate headquarters in Florham Park, NJ, the company has branch offices in Jersey City, NJ (serving New York), Bensalem, PA, and
McLean, VA. For more information, please visit MMM's website at http://www.mmmusa.com.


The Company is making this statement in order to satisfy the "safe harbor" provisions contained in the Private Securities Litigation Reform Act of 1995. This press release includes forward-looking statements relating to the business of the Company. Forward-looking statements contained herein or in other statements made by the Company are made based on management's expectations and beliefs concerning future events impacting the Company and are subject to risks, uncertainties and factors relating to the other factors, which Company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those set forth above and elsewhere in the Annual Report. The Company may encounter competitive, technological, and financial and business challenges making it more difficult to market its products and services, the impact of which may in matters expressed in or implied by forward-looking statements. The Company believes that the following factors, among others, could in turn affect the Company's results of operations and financial position, affect its future performance and cause actual results of the Company to differ materially from those expressed in or implied by forward-looking statements made by or on behalf of the Company: (a) the effect of technological changes; (b) increases in or unexpected losses; (c) increased competition; (d) fluctuations in the costs to operate the business; (e) uninsurable risks; and (f) general economic conditions.

For investor information, please contact Wayne Jenkins of IR
Specialists, Inc., at 401-615-0438 or wjenkins@irspecialists.com.